EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Howard W. Robin, Chief Executive Officer of Sirna Therapeutics, Inc. (the “Company”), and I, Gregory L. Weaver, Chief Financial Officer of the Company, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, do hereby certify, to my knowledge, as follows:

1. The Annual Report on Form 10-K for the annual period ended December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, I have executed this Certification this 31st day of March, 2006.

/s/  Howard W. Robin
Howard W. Robin
President and Chief Executive Officer
(Principal Executive Officer)

/s/  Gregory L. Weaver
Gregory L. Weaver
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that Section, nor shall such certification be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as otherwise stated in such filing.